Exhibit 99.1

PDL BioPharma to Hold Annual Meeting of Stockholders on June 20, 2019

INCLINE VILLAGE, Nev. (April 16, 2019) – PDL BioPharma, Inc. (PDL or the Company) (NASDAQ: PDLI) today announced that the Company will hold its annual meeting of stockholders on Thursday, June 20, 2019, at 3:00 p.m. Pacific Time for all stockholders of record on April 26, 2019. The meeting will take place at The Chateau at Incline Village in Incline Village, Nev.

About PDL BioPharma
PDL BioPharma seeks to provide a significant return for its stockholders by entering into actively managed, strategic transactions involving late clinical- or early commercial-stage pharmaceutical companies or products with multiple year revenue growth potential. For more information please visit www.pdl.com.

NOTE: PDL, PDL BioPharma, the PDL logo and the PDL BioPharma logo are trademarks or registered trademarks of, and are proprietary, to PDL BioPharma, Inc. which reserves all rights therein.

Contacts:
PDL BioPharma, Inc.
Peter Garcia, CFO
775-832-8500
Peter.garcia@pdl.com

LHA Investor Relations
Jody Cain, SVP
310-691-7100
jcain@lhai.com

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